    FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This Agreement is made and entered into effective as of 31st day of January, 1997, by and between WAYNE VOEGELE, JEREOME LANG, RONALD CARLSON AND
THOMAS STANFORD (collectively "Seller"), and
EMERITUS CORPORATION,  a Washington corporation
("Purchaser") and EMERITUS PROPERTIES V, INC., a
Washington corporation ("Properties").

                     RECITALS

     A. Seller and Purchaser are parties to that Stock Purchase Agreement dated September 30, 199G
(the "Purchase Agreement") with respect to the acquisition by Purchaser of all of the issued and outstanding stock of Stanford Centre, Inc. (the
"Corporation").

     B. The Purchase Agreement provides for an outside closing date of February 1, 1997, subject to certain automatic extension provisions in the event Purchaser has not secured a license to operate the Facility (as defined in the Purchase
Agreement) as of February 1,1997.

     C.   The Purchase Agreement provides that it
is a condition to the Purchaser's obligation to close that the stock acquisitions made pursuant to the agreements described in Exhibit P thereto (the
"Other Purchase Agreements") shall have closed, one of which relates to the assisted living facility owned by Englewood Retirement Center, Inc. and commonly referred to as Englewood
Retirement Center (the "Englewood Facility").

     D.   Seller and Purchaser have agreed that
the acquisition of the Englewood Facility cannot occur by February 1,1997 due to outstanding regulatory issues which must be addressed by Englewood Retirement Center, Inc. (the "Englewood
Regulatory Issues").

     E.    Seller and Purchaser have agreed that
it is anticipated that it will take no longer than sixty (60) days to resolve the Englewood
Regulatory Issues and have agreed to amend the Purchase Agreement, as well as the Other Purchase
Agreements, to extend the Outside Closing Date until May 1,1997.

     F.   In connection with the amendment of the
Purchase Agreement to address the extension of the Closing Date, there are certain other matters which Purchaser and Seller are interested in addressing in an amendment to the Purchase
Agreement.

     G.   The Purchase Agreement provides that it
may be amended by written instrument signed by Seller and Purchaser.

     NOW, THEREFORE, in consideration of the
foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

     1. The Purchase Agreement is hereby amended in its entirety to reflect that by the execution of this Agreement, Purchaser does hereby assign all of its right, title and interest iii and to and obligations under the Purchase Agreement to Properties and Properties does hereby, assume all of Purchaser's right, title and interest in and to and obligations under the Purchase Agreement and that any and all references to the

Purchaser in the Purchase Agreement, the Other
Purchase Agreements and in any documents executed pursuant thereto shall from and after the date hereof be deemed to be references to Properties;
provided, however, that nothing herein shall be construed as releasing Emeritus from liability under the Purchase Agreement.

     2. Paragraph 1 is hereby amended to reflect that immediately after the acquisition of the Stock, Properties and the Corporation shall merge and Properties shall be the surviving entity.
Seller and Purchaser acknowledge, agree and reaffirm that the transaction provided for in the Purchase Agreement is a stock, and not an asset, transaction and that Purchaser shall not make an election under Section 338 of the Internal Revenue
Code without the prior written consent of Seller.

     3. Paragraph 2 is hereby amended to reflect that Purchaser shall receive a credit against the cash due at Closing pursuant to Paragraph 2(b) in the amount of $26,500 as compensation for certain physical plant improvements identified during
Purchaser's due diligence review and not corrected as of the Closing Date by the Corporation.

     4. Paragraph 3 is hereby amended to provide that the Closing shall take place on May 1,1997 provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied or waived (the "Closing Date"). Purchaser shall not have any rights to extend the Closing Date.

     5. Paragraph 7(c) is hereby amended to read in part as follows:

     c.   THE FACILITY. The facility is a
congregate care and assisted living and Alzheimer care facility commonly known as The Stanford
Centre, located in Altamonte Springs, Florida and duly licensed, with respect by the State of Florida as an adult congregate care living facility with a total of 180 licensed beds and 118 licensed units (the "Facility").

     6.   Paragraph 7(m) is hereby amended by
adding the following at the end: "The Corporation is holding the security deposits described in Exhibit O (the "Security Deposits") and certain personal funds on behalf of any of the residents of the Facility. A detailed listing of the personal funds being held by the Corporation will be provided to Purchaser at Closing and such funds will be transferred to Purchaser at Closing."
Section 10(a) is hereby amended to include the following as an additional pre

     xxv.      If and when requested by Purchaser,
to issue to each resident of the Facility a notice advising them of an increase in the rates at the Facility (the "Rate Increase"). In the event the amount of the Rate Increase is more than 3% per resident, the Rate Increase shall be subject to the approval of Seller, which approval shall not be unreasonably withheld. Seller and Purchaser shall use their reasonable efforts to agree on a Rate Increase schedule and to attach the same as an exhibit hereto. The Rate Increase shall be effective as of the date specified by Purchaser, but in no event earlier than thirty (30) days after the date of the Rate Increase notice and shall commence on the first day of the month;
provided, however, in no event shall Seller be required to issue the Rate Increase notice with an effective date prior to the Closing Date, unless
Purchaser has confirmed in writing to Seller prior to the issuance of the Rate Increase notice that it has


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

determined that the conditions to closing set forth in Sections 13(s), (t), (u) and (v) have been satisfied or that it has waived the same if and to the extent not satisfied.
Nothing herein shall be construed as prohibiting
Seller from issuing the Rate Increase prior to the date requested by Purchaser.

     8.   Section 13 is hereby amended to include
the following additional conditions to Closing:

     s.   LITIGATION ESCROW AGREEMENT AND DEFENSE
CONFIRMATION. Purchaser and Seller shall have entered into an acceptable escrow agreement with respect to the $150,000 of collateral which Seller has agreed to deposit in escrow either in the form of cash or one or more certificates of deposit pending the final settlement of The Estate of Clarence Peter Palmateer and through Eleanor Ruth
Palmateer the Personal Representative an Eleanor
Ruth Palmateer individually vs. Stanford enter
Inc. a.k.a. Stanford Centre Inc., Case No. 95-
20470CA-16, filed in the Circuit Court of the Eighteenth Judicial Circuit in and for Seminole
County, State of Florida and shall have provided
Purchaser with a letter from the insurer defending such litigation confirming that it will continue to be responsible for the defense of such litigation and for the payment of any amounts due with respect thereto subject to any applicable policy limitations and exclusions. The Escrow
Agreement shall provide, among other things, that Seller shall remain responsible for the defense and settlement of such litigation, including the payment of any amounts due upon the entry of a judgement against the Corporation or upon the execution of a settlement agreement, and accordingly, that neither Purchaser nor the Corporation shall have no right to settle any such litigation without the prior written consent of Wayne Voegele, as Seller's designated representative.

     t.   RETURN OF RESIDENT DEPOSITS. With
respect to the Security Deposits, Seller shall have provided Purchaser with a written confirmation from each resident of the Facility confirming that (i) he/she has received the return of his/her security deposit, (ii) the amount returned and received by him/her and (iii) that the amount so returned and received represents the full amount paid by him/her to the Facility as a security deposit.

     9.   Paragraph 15(a) is hereby amended by
adding the following: and (v) and any and obligations which relate to the Security Deposits.

     10.  Paragraph 17(a)(v) is hereby deleted in
its entirety and the following inserted instead:

     v.   If the Closing has not occurred by May
1, 1997, (the "Outside Closing Date") unless the
Closing has been extended by Seller pursuant to the rights granted to Seller under Section 13(t) of that Stock Purchase Agreement dated September
30, 1996 as amended by First Amendment dated as of January 31, 1997 with respect to the Englewood
Retirement Center in Englewood, Florida (the
"Englewood Purchase Agreement"), in which case the Outside Closing Date shall be June 1, 1997.

     11. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect as originally executed.


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

     IN WITNESS WHEREOF, the parties hereby
execute this Agreement as of the day and year first set forth above.

SELLER:                  /s/ Wayne Voegele

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                         WAYNE VOEGELE

                         /s/ Jerome Lang

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                         JEROME LANG

                         /s/ Ronald Carlson

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                         RONALD CARLSON

                         /s/ Thomas Stanford

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                         THOMAS STANFORD


PURCHASER:                    EMERITUS CORPORATION

                         By: /s/ Raymond R.
                    Brandstrom

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                         Its: President

PURCHASER:                    EMERITUS PROPERTIES
V, INC.

                         By: /s/ Raymond R.
     Brandstrom

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--
                         Its: President




















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